PA4629

Single inhaler triple therapy (ICS/LAMA/LABA) in patients with advanced COPD: results of the FULFIL trial

Lomas D[1], Lipson D[2,3], Barnacle H[4], Birk R[4], Brealey N[4], Zhu C-Q[5], Tabberer M[6]

[1]UCL Respiratory, University College London, London, UK; [2]Respiratory Research and Development, GSK, King of Prussia, PA, USA; [3]Perelman School of Medicine, University of Pennsylvania, Philadelphia, PA, USA
[4]Respiratory Clinical Development, GSK, Stockley Park, UK; [5]Clinical Statistics, GSK, Uxbridge, UK; [6]Value Evidence and Outcomes, GSK R&D, Stockley Park, UK

Introduction and objectives

- Treatment guidelines for patients with symptomatic advanced chronic obstructive pulmonary disease (COPD) at high risk of exacerbations recommend triple therapy using an inhaled corticosteroid (ICS), a long-acting muscarinic receptor antagonist (LAMA) and a long-acting β2-adrenergic receptor agonist (LABA).
- Triple pharmacologic therapy currently requires the use of multiple inhalers, including those delivering dual therapy, sometimes several times daily.[1]
- By offering a more practical dosing option, once-daily triple therapy via a single inhaler may offer clinically important improvements in lung function and health-related quality of life versus dual therapy with ICS/LABA.
- FULFIL (Lung FUnction and quality of LiFe assessment in COPD with closed trIpLe therapy) is the first study to examine once-daily triple combination treatment for up to 24 weeks (with a subset of patients treated for up to 52 weeks).

Methods

- FULFIL is a randomised, double-blind, double-dummy, parallel-group, multicentre study (NCT02345161, GSK study CTT116853) comparing 24 weeks of treatment with once-daily fluticasone furoate/umeclidinium/vilanterol (FF/UMEC/VI) inhalation powder delivered via a single ELLIPTA® inhaler or twice-daily budesonide/formoterol (BUD/FOR) delivered using the Turbohaler®.
- FULFIL enrolled patients with COPD aged ≥40 years with:
  - Forced expiratory volume in 1s (FEV_1) <50% and COPD Assessment Test (CAT) ≥10
  - Or patients with FEV_1 ≥50% to <80% with either ≥2 moderate exacerbations in the past year and CAT ≥10 or ≥1 severe exacerbation in the past year and CAT ≥10.
- Patients were randomised to receive 24 weeks of once-daily FF/UMEC/VI (100μg/62.5μg/25μg) inhalation powder delivered via a single ELLIPTA® inhaler or twice-daily BUD/FOR (400μg/12μg).
- A subset of patients remained on blinded study treatment for up to 52 weeks (extension population).

Outcomes

- The co-primary endpoints were:
  - Change from baseline in trough FEV_1 at Week 24
  - Change from baseline in St George's Respiratory Questionnaire (SGRQ) total score at Week 24.
- Secondary and other selected endpoints reported here:
  - Annual rate of on-treatment moderate and/or severe COPD exacerbations
  - Proportion of SGRQ total score responders (defined as an SGRQ total score of 4 units below baseline or lower) at Week 24.
- Baseline data were collected while patients were receiving current COPD medications.
- Safety data were analysed up to Week 24 in the intent-to-treat (ITT) population and up to Week 52 in the extension population.

Results

Patients

- FULFIL randomised 1810 patients (ITT population) who were treated with FF/UMEC/VI (n=911) or BUD/FOR (n=899)
  - The extension population included 430 of these patients.
- Of the 1810 patients, 90% (1622) completed the study and the study treatment. The most common reasons for discontinuation of study treatment were patient decision (4%), adverse event or lack of efficacy (both 3%).
- Demographic and baseline characteristics were similar between treatment arms in both the ITT (**Table 1**) and extension populations.

Table 1. Baseline demographics for 24 Week ITT population

Characteristic	FF/UMEC/VI 100/62.5/25 (n=911)	BUD/FOR 400/12 (n=899)
Mean age, years (SD)	64.2 (8.56)	63.7 (8.71)
Female, n (%)	233 (26)	236 (26)
Current smokers, n (%)	400 (44)	394 (44)
Mean smoking pack-years (SD)	39.5 (21.87)	39.2 (22.15)
CV risk factors*, n (%)	599 (66)	602 (67)
Moderate/severe COPD exacerbation in previous 12 months, n (%)		
1	252 (28)	253 (28)
≥2	346 (38)	329 (37)
History of pneumonia, n (%)	87 (10)	99 (11)
FEV_1 absolute, L (SD)	1.349 (0.46)	1.339 (0.48)
FEV_1 predicted, % (SD)	45.5 (12.97)	45.1 (13.64)
Reversibility, % (SD)	8.17 (11.13)	9.20 (11.97)

CV, cardiovascular; SD, standard deviation
*CV risk factors included, but were not limited to, hypertension, hypercholesterolaemia, coronary heart disease and diabetes mellitus

Primary endpoints

- At 24 weeks, there was a clinically meaningful and statistically significant (p<0.001) benefit for FF/UMEC/VI compared with BUD/FOR for the co-primary endpoints of mean change from baseline in trough FEV_1 and mean change from baseline in SGRQ total score (**Table 2**)
  - The benefit of treatment with FF/UMEC/VI continued in patients who maintained treatment up to Week 52 (extension population).

Secondary and other selected endpoints

- There were statistically significant reductions in the annual rates of moderate/severe and mild/moderate/severe exacerbations with FF/UMEC/VI versus BUD/FOR, up to Week 24 and up to Week 52 (**Table 3**).
- The proportion of responders assessed by SGRQ total score up to Week 24 was higher with FF/UMEC/VI (50%) than with BUD/FOR (41%; odds ratio 1.41; p<0.001).

Table 2. Co-primary endpoints at 24 weeks (ITT population)

Endpoint		FF/UMEC/VI 100/62.5/25 (n=911)	BUD/FOR 400/12 (n=899)
Trough FEV_1	n	836	781
	Mean change (SE)	0.142 (0.0083)	-0.029 (0.0085)
	Difference (95% CI)	0.171 (0.148 to 0.194)	
	p-value	<0.001	
SGRQ total	n	846	791
	Mean change (SE)	-6.6 (0.45)	-4.3 (0.46)
	Difference (95% CI)	-2.2 (-3.5 to -1.0)	
	p-value	<0.001	

SE, standard error

Table 3. On-treatment annual COPD exacerbation rates

Annual rate of COPD exacerbations	Up to 24 weeks FF/UMEC/VI 100/62.5/25 (n=911)	Up to 24 weeks BUD/FOR 400/12 (n=899)	Up to 52 weeks FF/UMEC/VI 100/62.5/25 (n=210)	Up to 52 weeks BUD/FOR 400/12 (n=220)
Population, n	907	892	210	219
Moderate and severe exacerbations				
Mean rate	0.22	0.34	0.20	0.36
Ratio (95% CI); p-value	0.65 (0.49 to 0.86); 0.002		0.56 (0.37 to 0.85); 0.006	
Reduction in rate, % (95% CI)	35 (14 to 51)		44 (15 to 63)	
Mild, moderate and severe exacerbations				
Mean rate	0.25	0.39	0.22	0.40
Ratio (95% CI); p-value	0.65 (0.50 to 0.84); <0.001		0.55 (0.37 to 0.81); 0.003	
Reduction in rate, % (95% CI)	35 (16 to 50)		45 (19 to 63)	

Ratios and p-values are calculated for FF/UMEC/VI vs BUD/FOR

Safety

- The safety profile of FF/UMEC/VI reflects the safety findings from the FF/VI and UMEC/VI dual therapy and UMEC monotherapy development programmes in COPD.
- Up to 24 and 52 weeks (ITT and extension populations), the most common adverse events in both treatment arms were nasopharyngitis, headache and COPD.
- The incidences of serious adverse events (SAEs) for FF/UMEC/VI and BUD/FOR respectively were 5.4% and 5.7% up to 24 weeks (ITT population), and 10% and 12.7% up to 52 weeks (extension population).
- Less than 1% of the SAEs were drug-related and there were no drug-related deaths.
- Up to 24 weeks (ITT population), the incidence of pneumonia events was higher in the FF/UMEC/VI arm than in the BUD/FOR arm; up to 52 weeks (extension population) there was no difference between the arms in the incidence of pneumonia events (**Table 4**).

Table 4. Adverse events of special interest

Adverse event of special interest, n (%)	Up to 24 weeks FF/UMEC/VI 100/62.5/25 (n=911)	Up to 24 weeks BUD/FOR 400/12 (n=899)	Up to 52 weeks FF/UMEC/VI 100/62.5/25 (n=210)	Up to 52 weeks BUD/FOR 400/12 (n=220)
Anticholinergic syndrome	16 (1.8)	17 (1.9)	4 (1.9)	12 (5.5)
Asthma/bronchospasm	0	1 (0.1)	–	–
Cardiovascular effects	39 (4.3)	47 (5.2)	18 (8.6)	22 (10.0)
Decreased bone mineral density	4 (0.4)	6 (0.7)	1 (0.5)	1 (0.5)
Hyperglycaemia/diabetes*	5 (0.5)	4 (0.4)	0	4 (1.8)
Hypersensitivity	10 (1.1)	10 (1.1)	3 (1.4)	1 (0.5)
LRTI (excluding pneumonia)	3 (0.3)	4 (0.4)	1 (0.5)	0
Local steroid effects	19 (2.1)	24 (2.7)	8 (3.8)	7 (3.2)
Ocular effects	1 (0.1)	4 (0.4)	–	–
Pneumonia	20 (2.2)	7 (0.8)	4 (1.9)	4 (1.8)
Urinary retention	1 (0.1)	0	–	–

LRTI, lower respiratory tract infection
*New-onset diabetes

- Up to 24 weeks the incidence of adjudicated serious, non-fatal COPD exacerbations was 1.5% for FF/UMEC/VI and 2.4% for BUD/FOR
  - Of these, 0.4% and 0.3%, respectively, occurred with evidence of pneumonia.
- Up to 24 weeks the incidence of adjudicated serious, non-fatal pneumonia without COPD exacerbation was 0.9% for FF/UMEC/VI and 0.3% for BUD/FOR.
- There were no clinically significant differences between treatment arms in vital signs, Holter monitoring, electrocardiograms or laboratory values.

Conclusions

- These data demonstrate clinically meaningful improvement in lung function and health related quality of life with triple therapy using FF/UMEC/VI compared with BUD/FOR.
- The safety profile of FF/UMEC/VI reflects that of the components, no new safety signals emerged and the overall safety data supported a favourable benefit:risk of FF/UMEC/VI.
- These results increase understanding of the clinical value of triple therapy versus dual ICS/LABA therapy.

Reference

1. GOLD 2015. http://www.goldcopd.it/materiale/2015/GOLD_Pocket_2015.pdf.

Acknowledgements

- The presenting author, David Lomas, declares the following real or perceived conflicts of interest during the last 3 years in relation to this presentation: received grant support and honoraria from GSK; chair of GSK Respiratory Therapy Area Board 2012–2015.
- This study was funded by GSK (CTT116853, clinicaltrials.gov NCT02345161).
- Editorial support (in the form of in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by Alison Scott, PhD at Gardiner-Caldwell Communications (Macclesfield) and was funded by GSK.

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Presented at the ERS International Congress, London, UK, 3–7 September 2016